Exhibit 23.7

Consent of Independent Auditors

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Shell Midstream Partners, L.P. of our report dated February 26, 2016 relating to the financial statements of Mars Oil Pipeline Company, which appears in Shell Midstream Partners, L.P.‘s Annual Report on Form 10-K, for the year ended December 31, 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

November 2, 2018